UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported) November 29, 2007

IHOP Corp.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-15283	95-3038279
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

450 North Brand, Glendale, California		91203
(Address of Principal Executive Offices)		(Zip Code)

(818) 240-6055

(Registrant’s telephone number, including area code)

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01.                                        Completion of Acquisition or Disposition of Assets.

On November 29, 2007, pursuant to the Agreement and Plan of Merger, dated as of July 15, 2007 (the “Merger Agreement”), among IHOP Corp., a Delaware corporation (“IHOP”), CHLH Corp., a Delaware corporation and a wholly owned subsidiary of IHOP (“Merger Sub”), and Applebee’s International, Inc., a Delaware corporation (“Applebee’s”), IHOP completed its acquisition of Applebee’s. Pursuant to the terms of the Merger Agreement, Merger Sub merged with and into Applebee’s (the “Merger”), with Applebee’s continuing as the surviving corporation and becoming a wholly owned subsidiary of IHOP.

Pursuant to the Merger Agreement, each share of common stock of Applebee’s, par value $0.01 per share, issued and outstanding immediately prior to the effective time of the Merger (other than treasury shares, shares held by IHOP, Merger Sub or any subsidiary of Applebee’s, and shares with respect to which appraisal rights are perfected in accordance with Section 262 of the Delaware General Corporation Law) was converted into the right to receive $25.50 in cash, without interest. The total transaction value (including transaction costs and expenses) was approximately $2.1 billion.

Applebee’s develops, franchises and operates restaurants under the Applebee’s Neighborhood Grill & Bar brand. As of November 25, 2007, there were 1,965 Applebee’s restaurants operating system-wide in 49 states, 17 international countries, and two U.S. territories, of which 510 were company-owned.

Item 2.03.                                        Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

As part of the financing for the Merger, on November 29, 2007, subsidiaries of IHOP completed two separate securitization transactions with total proceeds of $2.039 billion. The securitization transactions consisted of an issuance of debt collateralized by Applebee’s restaurant assets and a separate issuance of debt collateralized by IHOP restaurant assets.

Applebee’s Securitization

The Applebee’s securitization totals $1.794 billion and consists of the following four classes of fixed rate notes:

•                                          $675 million of Class A-2-II-A Senior Notes that have the benefit of a financial guaranty insurance policy covering payment of interest when due and payment of principal at the applicable legal final maturity date. These notes have an expected life of approximately five years, with a legal maturity of 30 years.

•                                          $650 million of Class A-2-II-X Senior Notes, which do not have the benefit of a financial guaranty insurance policy. These notes have an expected life of approximately five years, with a legal maturity of 30 years.

•                                          $350 million of Class A-2-I Senior Notes, which do not have the benefit of a financial guaranty insurance policy. These notes have an expected life of approximately six months, with a legal maturity of 30 years.

•                                          $119 million of Class M-1 Subordinated Notes, which do not have the benefit of a financial guaranty insurance policy. These notes have an expected life of approximately four years, with a legal maturity of 30 years.

The Applebee’s securitization also includes a revolving credit facility of up to $100 million of variable funding notes issued in two classes, with each drawdown allocated between the two classes on a pro rata basis. Variable funding notes of up to $30 million have the benefit of a financial guaranty insurance policy covering payment of interest when due and payment of principal at the legal final maturity date. Variable funding notes of up to $70 million do not have the benefit of a financial guaranty insurance policy. Approximately $75 million of variable funding notes were drawn at closing on November 29, 2007.

All of the notes issued in the Applebee’s securitization were issued by indirect subsidiaries of Applebee’s that hold substantially all of the intellectual property and franchising assets of the Applebee’s system and a certificate representing the right to receive a portion of the weekly residual cash flow remaining in a securitization by certain subsidiaries of IHOP Corp. The servicing and repayment obligations related to these notes and certain ongoing fees and expenses, including the premiums payable to the financial guaranty insurance company, are solely the responsibility of these subsidiaries. Neither IHOP Corp., which is the ultimate parent of each of the subsidiaries involved in the securitization, nor Applebee’s, has guaranteed or is in any other way liable for the obligations of the subsidiaries involved in the securitization, including the notes and any other obligations of such subsidiaries incurred in connection with the issuance of the notes.

All of the notes issued in the Applebee's securitization were issued pursuant to an indenture (the “Applebee’s Base Indenture”), dated as of November 29, 2007, by and among Applebee's Enterprises LLC, Applebee's IP LLC, Applebee’s Restaurants North LLC, Applebee’s Restaurants Mid-Atlantic LLC, Applebee’s Restaurants West LLC, Applebee’s Restaurants Vermont, Inc., Applebee’s Restaurants Texas LLC, Applebee’s Restaurants Inc., collectively, as co-issuers (“Applebee’s Co-Issuers”), and Wells Fargo Bank, National Association, as trustee (the “Applebee’s Indenture Trustee”), and the related Series 2007-1 Supplement dated as of November 29, 2007 (together with the Applebee’s Base Indenture, the "Applebee’s Indenture") . The variable funding notes were sold pursuant to the Class A-1 Note Purchase Agreement, dated as of November 29, 2007, among the Applebee’s Co-Issuers, Applebee's Services, Inc., and certain conduit investors and financial institutions, and the remaining notes were sold pursuant to the Purchase Agreement, dated as of November 29, 2007, by and among the Applebee’s Co-Issuers and the initial purchaser. The securitized assets in the Applebee's securitization will be serviced by Applebee's Services, Inc. pursuant to the Servicing Agreement, dated as of November 29, 2007, by and among the Applebee’s Co-Issuers, Applebee's Franchising LLC, Applebee's International Inc., Applebee's Services, Inc., Assured Guaranty Corp. and the Applebee’s Indenture Trustee. Neither Applebee's International nor IHOP Corp. will be guarantors of the obligations of the co-issuers under the Indenture and the notes issued in the Applebee’s securitization.

IHOP Securitization

On November 29, 2007, two IHOP subsidiaries, IHOP Franchising, LLC and IHOP IP, LLC, as co-issuers, issued $245 million of fixed rate notes in a securitized financing transaction. These notes have an expected life of five years, with a legal maturity of 30 years. This issuance was the third issuance of debt securities by co-issuers pursuant to a securitization structure established on March 16, 2007.

The notes were issued by the co-issuers, which hold substantially all of the intellectual property and franchising assets of the IHOP system. The servicing and repayment obligations related to these notes and certain ongoing fees and expenses are solely the responsibility of the co-issuers. Neither IHOP, which is the ultimate parent of each of the co-issuers, nor International House of Pancakes, Inc., has guaranteed or is in any way liable for the obligations of the co-issuers, including the notes and any other obligations of the co-issuers incurred in connection with the issuance of the notes.

All of the notes issued in the IHOP securitization were issued under a base indenture, dated March 16, 2007, by and among the co-issuers and Wells Fargo Bank, National Association, as the indenture trustee, as amended and supplemented from time to time, and the related supplement of Indenture dated as of November 29, 2007.  The notes were sold pursuant to a Purchase Agreement, dated as of November 29,2007, by and among IHOP Franchising, LLC, IHOP IP, LLC and the initial purchaser.

The weighted average interest rate on all of the above securitized notes, exclusive of amortization costs associated with the completion of the transactions, is 7.1799%. Taking into account fees and expenses, excluding the interest rate swap transaction, associated with the securitization transactions, a portion of which will be amortized as additional non-cash interest expense over a five-year period, which is the expected life of the notes, the weighted average effective interest rate for the securitized notes is 8.4571%.

Item 3.02.                                         Unregistered Sales of Equity Securities.

As part of the financing for the Merger, on November 29, 2007, IHOP completed two separate private placements of preferred stock.

On November 29, 2007, IHOP issued and sold 190,000 shares of Series A Perpetual Preferred Stock for an aggregate purchase price of $190.0 million in cash. All of the shares were sold to MSD SBI, L.P. (“MSD”), an affiliate of MSD Capital, L.P., pursuant to the Series A Perpetual Preferred Stock Purchase Agreement, dated as of July 15, 2007 (the “MSD Stock Purchase Agreement”), between IHOP and MSD. On November 29, 2007, IHOP and MSD entered into a First Amendment to Series A Perpetual Stock Purchase Agreement (the “MSD Stock Purchase Amendment”), which amended the MSD Stock Purchase Agreement to, among other things, increase the maximum dollar amount of the shares of Series A Perpetual  Preferred  Stock that MSD agreed to purchase from $133.8 million to $190.0 million and make certain changes to the terms of the Series A Perpetual Preferred Stock. MSD owns 2,100,100 shares of IHOP common stock, which represented approximately 12.4% of the number of shares outstanding as of September 30, 2007. The description of the Series A Perpetual Preferred Stock included under Item 5.03 of this Current Report is incorporated herein by reference. A copy of the MSD Stock Purchase Amendment is attached as Exhibit 10.1 to this Current Report and is incorporated herein by reference.

On November 29, 2007, IHOP issued and sold 35,000 shares of Series B Convertible Preferred Stock for an aggregate purchase price of $35.0 million in cash. All of the shares were sold to affiliates of Chilton Investment Company, LLC (collectively, “Chilton”) pursuant to the Series B Convertible Preferred Stock Purchase Agreement, dated as of July 15, 2007 (the “Chilton Stock Purchase Agreement”), between IHOP and Chilton. Pursuant to the Chilton Stock Purchase Agreement, on November 29, 2007, IHOP and Chilton entered into a registration rights agreement (the “Registration Rights Agreement”), pursuant to which IHOP granted Chilton certain registration rights with respect to the shares of Series B Convertible Preferred Stock issued to Chilton pursuant to the Chilton Stock Purchase Agreement and the shares of IHOP common stock issuable upon conversion of the Series B Convertible Preferred Stock. Chilton owns 1,802,000 shares of IHOP common stock, which represented approximately 11% of the number of shares outstanding as of September 30, 2007. The description of the Series B Convertible Preferred Stock included under Item 5.03 of this Current Report is incorporated herein by reference. A copy of the Registration Rights Agreement is attached as Exhibit 10.2 to this Current Report and is incorporated herein by reference.

The shares of Series A Perpetual Preferred Stock and Series B Convertible Preferred Stock were offered and sold in reliance upon exemptions from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), pursuant to Section 4(2) thereof and Regulation D thereunder. The shares were sold only to accredited investors who represented to IHOP that they were purchasing for themselves and not with any present intention of selling the shares in violation of the Securities Act. Each purchaser acknowledged that the shares have not been registered under the Securities Act and cannot be resold unless they are registered or an exemption from registration is available. The shares were not offered or sold by any form of general solicitation or general advertising. Legends have been placed on the certificates evidencing the preferred stock that state that the shares have not been registered under the Securities Act and setting forth the restrictions on their transferability and sale.

Item 3.03.                                         Material Modification to Rights of Security Holders.

The information set forth under Items 3.02 and 5.03 of this Current Report is incorporated herein by reference.

Item 5.03.                                         Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Series A Perpetual Preferred Stock

On November 29, 2007, IHOP filed with the Secretary of State of the State of Delaware a Certificate of Designations with respect to the Series A Perpetual Preferred Stock (the “Series A Certificate of Designations”). The shares of Series A Perpetual Preferred Stock rank (i) senior to the common stock, and any series of preferred stock specifically designated as junior to the Series A Perpetual Preferred Stock, with respect to the payment of dividends and distributions, in a liquidation, dissolution or winding up, and upon any other distribution of the assets of IHOP, and (ii) on a parity with all other series of preferred stock, including the Series B Convertible Preferred Stock, with respect to the payment of dividends and distributions, in a liquidation, dissolution or winding up, and upon any other distribution of the assets of IHOP.

The holders of the Series A Perpetual Preferred Stock are entitled to receive dividends, at the rates set forth in the Series A Certificate of Designations, if, as, and when such dividends are declared by IHOP’s Board of Directors, out of funds legally available for the payment of dividends, which dividends are payable in cash, subject to the right of IHOP to elect to accumulate any dividends payable after the first anniversary of the issue date. Shares of Series A Perpetual Preferred Stock may be redeemed by IHOP, in whole or in part at IHOP’s option, on or after the first anniversary of the issue date, at the redemption price and subject to the other terms set forth in the Series A Certificate of Designations. Subject to applicable law, the shares of Series A Perpetual Preferred Stock are required to be redeemed by IHOP upon the occurrence of a Change of Control (as defined in the Series A Certificate of Designations). Holders of Series A Perpetual Preferred Stock have no voting rights except as required by applicable law and except for a separate class vote with respect to any proposed amendment to IHOP’s certificate of incorporation that would alter or change the powers, preferences or special rights of the shares of Series A Perpetual Preferred Stock or adversely affect in any material respect the rights of such holders.

The foregoing description of the Series A Perpetual Preferred Stock does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Series A Certificate of Designations, a copy of which is attached as Exhibit 3.1 to this Current Report and is incorporated herein by reference.

Series B Convertible Preferred Stock

On November 29, 2007, IHOP filed with the Secretary of State of the State of Delaware a Certificate of Designations with respect to the Series B Convertible Preferred Stock (the “Series B Certificate of Designations”). The shares of Series B Convertible Preferred Stock rank (i) senior to the common stock and any series of preferred stock specifically designated as junior to the Series B Convertible Preferred Stock, with respect to the payment of dividends and distributions, in liquidation, dissolution or winding up, and upon any other distribution of the assets of IHOP, and (ii) on a parity with all other series of preferred stock, including the Series A Perpetual Preferred Stock, with respect to the payment of dividends and distributions, in liquidation, dissolution or winding up, and upon any other distribution of the assets of IHOP.

Each share of Series B Convertible Preferred Stock has an initial stated value of $1,000, that increases at the rate of 6% per annum, compounded quarterly, commencing on the issue date of such share of Series B Convertible Preferred Stock to and including the earlier of (i) the date of liquidation, dissolution or winding up or the redemption of such share, or (ii) the date such share is converted into IHOP common stock. The stated value of a share as so accreted as of any date is refered to herein as the accreted value of the share as of that date. Shares of Series B Convertible Preferred Stock may be redeemed by IHOP, in whole or in part at IHOP’s option, on or after the fourth anniversary of the issue date, at a redemption price equal to the accreted value as of the applicable redemption date, subject to the terms set forth in the Series B Certificate of Designations. The Series B Convertible Preferred Stock entitles the holders thereof to receive certain dividends and distributions to the extent that any dividends or distributions paid on the IHOP common stock exceed the annual accretion on the Series B Convertible Preferred Stock. Holders of Series B Convertible Preferred Stock are entitled to vote on all matters (including the election of directors) submitted to the holders of IHOP common stock, as a single class with the holders of IHOP common stock, with each share of Series B Convertible Preferred Stock having one vote per share of IHOP common stock then issuable upon conversion of such share of Series B Convertible Preferred Stock.

At any time and from time to time, any holder of Series B Convertible Preferred Stock may convert all or any portion of the Series B Convertible Stock held by such holder into a number of shares of IHOP common stock computed by multiplying (i) each $1,000 of aggregate accreted value of the shares to be converted by (ii) the conversion rate then in effect (which initially is

14.44878 shares of common stock per $1,000 of accreted value, but subject to customary anti-dilution adjustments). All outstanding shares of Series B Convertible Preferred Stock will automatically convert into shares of IHOP common stock on the fifth anniversary of the issue date, at the conversion rate then in effect, without any action on the part of the holder thereof.

The foregoing description of the Series B Convertible Preferred Stock does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Series B Certificate of Designations, a copy of which is attached as Exhibit 3.2 to this Current Report and is incorporated herein by reference.

Item 8.01.                                         Other Events.

On November 29, 2007, IHOP issued a press release announcing the completion of the Merger. The press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Also on November 29, 2007, IHOP issued a press release announcing the completion of the financing transactions used to fund the Merger. The press release is attached hereto as Exhibit 99.2 and is incorporated herein by reference.

Item 9.01.                                         Financial Statements and Exhibits.

(a)                                                                                  Financial Statements of Business Acquired. Financial statements of the business acquired will be filed by amendment to this Current Report no later than 71 calendar days after the date that this Report is required to be filed.

(b)                                                                                 Pro Forma Financial Information. Pro forma financial information will be filed by amendment to this Current Report no later than 71 calendar days following the date that this Report is required to be filed.

(d)                                                                                 Exhibits.

Exhibit No.	Description

3.1	Certificate of Designations with respect to the Series A Perpetual Preferred Stock

3.2	Certificate of Designations with respect to the Series B Convertible Preferred Stock

10.1	First Amendment to Series A Perpetual Preferred Stock Purchase Agreement, dated as of November 29, 2007, by and between IHOP Corp. and MSD SBI, L.P.

10.2	Registration Rights Agreement, dated as of November 29, 2007, by and among IHOP Corp. and the persons identified on Schedule A thereto

99.1	Press Release, dated November 29, 2007, relating to the acquisition of

Applebee’s

99.2	Press Release, dated November 29, 2007, relating to the completion of financing transactions

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 4, 2007	IHOP CORP.

	By:	/s/ Thomas G. Conforti
Thomas G. Conforti
Chief Financial Officer (Principal
Financial Officer)

EXHIBIT INDEX

Exhibit No.	Description
3.1	Certificate of Designations with respect to the Series A Perpetual Preferred Stock

3.2	Certificate of Designations with respect to the Series B Convertible Preferred Stock

10.1	First Amendment to Series A Perpetual Preferred Stock Purchase Agreement, dated as of November 29, 2007, by and between IHOP Corp. and MSD SBI, L.P.

10.2	Registration Rights Agreement, dated as of November 29, 2007, by and among IHOP Corp. and the persons identified on Schedule A thereto

99.1	Press Release, dated November 29, 2007, relating to the acquisition of Applebee’s

99.2	Press Release, dated November 29, 2007, relating to the completion of financing transactions